U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 21, 2020 (May 19, 2020)

NOBLE VICI GROUP, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	000-54761	42-1772663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1 Raffles Place, #33-02

One Raffles Place Tower One

Singapore 048616

 (Address of principal executive offices)

+65 6491 7998

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.02  Termination of a Material Definitive Agreement

On May 19, 2020, Noble Vici Group, Inc., a Delaware corporation (“we,” “us” or the “Company”), entered into a Termination Agreement with Eldee Wai Chong Tang, our Chief Executive Officer and Director, whereby the parties agreed to terminate that certain Binding Memorandum of Understanding dated April 1, 2019 (the “MOU”). Pursuant to the terms of the MOU, which was previously disclosed in a current report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2019, whereby Mr Tang, agreed to reorganize Elusyf Global Private Limited, a Singapore corporation (“EGPL”) into the Company. Upon the consummation of such reorganization, EGPL would become a 51% owned subsidiary of the Company. EGPL was engaged in the business of marketing and distribution of health and beauty products, such as Elusyf Mitos Activa and Cell Activa Phytomask, among other offerings, through its wide network of channels. Mr Tang owns Fifty-Nine Thousand Nine Hundred Eighty (59,980) ordinary shares of EGPL, representing 51% of the issued and outstanding securities of EGPL.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the Termination Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d). Exhibits.

Number	Exhibit

10.1	Termination Agreement, dated May 19, 2020, by and between the Company and Eldee Wai Chong Tang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE VICI GROUP, INC.
(Registrant)

Dated: May 21, 2020	By:	/s/ Eldee Wai Chong Tang
Eldee Wai Chong Tang Chief Executive Officer